EXHIBIT 12.2
                                            REPORT OF PriceWaterhouseCoopers LLP


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                                                  PricewaterhouseCoopers LLP
                                                  1 Embankment Place
                                                  London

                        Report of Independent Accountants


To the Directors and Shareholders of
COLT Telecom Group plc

            In our opinion, the accompanying consolidated balance sheets and the related consolidated profit and loss accounts, consolidated statements of total recognised gains and losses, consolidated statements of cash flows, consolidated reconciliations of changes in equity shareholders' funds and the related notes listed in the index appearing under Item 18 on page 126, present fairly, in all material respects, the financial position of COLT Telecom Group plc and its subsidiaries at 31 December 2002 and 31 December 2001, and the results of their operations and their cash flows for the three years ended 31 December 2002, in conformity with accounting principles generally accepted in the United Kingdom. In addition, in our opinion, the financial statement schedules appearing under
Item 18 on page 127 present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These consolidated financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits of these consolidated financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

            Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. The application of the latter would have affected the determination of the loss for the period for each of the three years in the period ended 31 December 2002 and the determination of equity shareholders' funds at 31 December 2002 and 2001 to the extent summarized in Note 25 to the consolidated financial statements.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Chartered Accountants and Registered Auditors
London
England

26 February 2002